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EXHIBIT 99.2  FORM OF SUBSCRIPTION AGREEMENT FOR PUBLIC OFFERING


                             SUBSCRIPTION AGREEMENT



                           OHIO STATE BANCSHARES, INC.
                    COMMUNITY OFFERING SUBSCRIPTION AGREEMENT

                       EXPIRATION DATE: November 27, 2002

         You may subscribe for shares of Ohio State Bancshares, Inc. common stock through a COMMUNITY OFFERING that begins August 29, 2002 and ends on November 27, 2002. This offering will only be available if any shares remain unsold after our rights offering that we commenced on July 24, 2002 and ends on August 28, 2002. To participate in the COMMUNITY OFFERING, you must complete this subscription agreement and include full payment for the shares you want to purchase. You are limited to a $500,000 maximum purchase in the Community Offering. Orders received in the community offering are subject to proration if the number of shares ordered exceeds the number of shares remaining after the rights offering. Also, orders in the community offering are subject to rejection in whole or in part solely at our discretion.

         To order shares in the community offering, we must receive a properly completed and executed copy of this Subscription Agreement by November 27, 2002, together with a personal check, cashier's check or money order payable to "OHIO STATE BANCSHARES, INC." for an amount equal to the number of shares subscribed for multiplied by the price per share you must pay. The general public's subscription price is $69 per share. Current shareholders pay $68.00 per share for shares purchased in the Community Offering. The deadline for submitting the subscription agreement and related payment in the Community Offering is November 27, 2002.

         FOR A MORE COMPLETE DESCRIPTION OF THE TERMS AND CONDITIONS OF THIS OFFERING, PLEASE REFER TO THE PROSPECTUS DATED JULY 24, 2002, WHICH IS INCORPORATED HEREIN BY REFERENCE. COPIES OF THE PROSPECTUS ARE AVAILABLE UPON REQUEST FROM OHIO STATE BANCSHARES, INC. BY CALLING CYNTHIA L. SPARLING AT (740) 387-2265.

         EXERCISE AND SUBSCRIPTION: The undersigned hereby irrevocably subscribes for the number of shares of common stock indicated below, on the terms and subject to the conditions specified in the prospectus, receipt of which is hereby acknowledged.

         FOR GENERAL PUBLIC:

         1.   Number of shares you are subscribing for: _________________

         2. Total subscription price: (Number of shares in line 1 times $69) _______________


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         FOR CURRENT SHAREHOLDERS:

         1.   Number of shares you are subscribing for: ______________

         2. Total subscription price: (Number of shares in line 1 times $68) _____________

         METHOD OF PAYMENT: Payment must be in the form of cashier's check, certified check, money order, or personal check payable to "OHIO STATE BANCSHARES, INC."

         If the aggregate amount enclosed is insufficient to purchase the total number of shares listed in line 1, or if payment is enclosed but the number of shares being subscribed for is not specified, the holder of this Subscription Agreement shall be deemed to have subscribed for the maximum amount of shares that could be subscribed for upon payment of such amount, subject to the maximum purchase limit of $500,000 per investor in the Community Offering. Any remaining funds shall be mailed to the subscriber without interest as soon as practicable.

         Please indicate the form of ownership desired for the Shares:


         _______Individual                                    _______Corporation
         _______Joint Tenants with Right of Survivorship      _______Partnership
         _______Tenants in Common                             _______Custodian
         _______Trust                                         _______Other (please describe):

                                ---------------------------------------------------


         PLEASE PRINT OR TYPE BELOW THE EXACT TITLING IN WHICH UNDERSIGNED DESIRES THE COMMON SHARES TO BE REGISTERED:

------------------------------------------------------------------------------

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

---------------------------------------         ------------------------------------------
Signature                                                       Date


---------------------------------------         ------------------------------------------
Signature of Joint Owner, if applicable         Area Code and Telephone Number


---------------------------------------         ------------------------------------------
Street Address                                  Social Security or Federal Taxpayer
                                                          Identification No.

---------------------------------------
(City)           (State)          (Zip)



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TO BE COMPLETED BY OHIO STATE BANCSHARES, INC.


Accepted as of _______________________, 2002, as to __________ Shares.




                                        ----------------------------------------
                                        Gary E. Pendleton
                                        President and Chief Executive Officer

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                   [SEE REVERSE SIDE FOR SUBSTITUTE FORM W-9]


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

SUBSTITUTE                                  PART I - Taxpayer Identification
Form W-9                                    Number.   For all accounts enter taxpayer number in
                                            the appropriate box.  For most individuals this is your Social
                                            Security number.  If you do not have a number
Department of the Treasury                  or if the account is in more than one name, contact
the Internal Revenue Service                office identified in Instruction 6.

Payer's Request for
Taxpayer
Identification Number
("TIN")

                                                              PART II - For Payees Exempt from Backup
                                      Withholding Certification - Under penalties of
                                      perjury,  I certify that:

                                                (1) The number shown on this form is my correct
                                                Taxpayer Identification Number (or I am waiting for a
                                                number to be issued to me), and

                                                (2) I am not subject to backup withholding either because
                                                (a) I am exempt from backup withholding; or (b) I
                                                have not been notified by the Internal Revenue
                                                Service ("IRS") that I am subject to backup
                                                withholding as a result of failure to report all
                                                interest or dividends; or (c) the IRS has notified me
                                                that I am no longer subject to backup withholding.

                                                         CERTIFICATION GUIDELINES - You must cross out item
                                                (2) above if you have been notified by the IRS that you are subject to backup withholding because of under-reporting
                                                interest or dividends on your tax return. However, if after being notified by the IRS that you were subject to backup
                                                withholding you received another notification from the IRS that you are no longer subject to backup withholding, do not cross out item (2).



         Signature (X)_____________________________  Date  ________________, 2002



                  SUBSTITUTE FORM W-9. Each subscriber must provide a correct taxpayer identification number ("TIN") and sign and date the Substitute W-9 on the Transmittal. In general, if a subscriber is an individual, the TIN is the social security number of such individual. See the enclosed guidelines. If the correct TIN is not provided, the subscriber may be subject to a $50 penalty imposed by the Internal Revenue Code. For further information regarding instructions for completing the Substitute Form W-9 (including how to obtain a TIN if you do not have one and how to complete the Substitute Form W-9 if shares are held in more than one name), contact Cynthia L. Sparling, Ohio State Bancshares, Inc., 111 South Main Street, Marion, Ohio 43302, (740) 387-2265.